Exhibit 99.1

NEWS RELEASE Investor Contact: Gus Okwu / DRG&E 404-532-0086 gokwu@drg-e.com Company Contact: Ornella Napolitano, VP and Treasurer FiberTower Corporation 415-659-3580 onapolitano@fibertower.com

FIBERTOWER REPORTS 2009 SECOND QUARTER
RESULTS

6% Quarterly Revenue Growth and $1.7 million Improvement in Adjusted
EBITDA

San Francisco, CA, August 6, 2009 — FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, today reported results for the quarter ended June 30, 2009.

Highlights for the second quarter of 2009 included the following:

•                  Revenue grew 6% to $15.6 million from $14.7 million in the first quarter of 2009.  Revenue grew 31% year-over-year.

•                  Average monthly revenue per billing site grew 5% to $1,860 from $1,767 in the first quarter of 2009.  Average monthly revenue per billing site grew 16% year-over-year.

•                  Gross profit (service revenues less cost of service revenues — excluding impairment charges) increased by 118% to $1.5 million from $0.7 million in the first quarter of 2009.

•                  Adjusted EBITDA was a loss of $3.2 million in the second quarter of 2009 compared to a loss of $4.9 million in the first quarter of 2009.

•                  Repurchased approximately $71 million of par value of debt resulting in a gain of $44.6 million on the early extinguishment of debt in the second quarter of 2009.

•                  The Company had a cash and cash equivalents balance of $89.7 million at June 30, 2009.

“We are pleased with our second quarter results which were highlighted by continuing quarter over quarter improvement in financial performance,” stated Kurt Van Wagenen, President and Chief Executive Officer of FiberTower.  “The Company continues to deliver solid organic revenue growth in our core cell site backhaul business.  We are also encouraged by the progress we are making in our recently launched wholesale line of business which included the addition of three new wholesale partners in the quarter.”

2009 Second Quarter Consolidated Results

Service revenues for the three months ended June 30, 2009 increased by $0.9 million or 6%, to $15.6 million compared to $14.7 million for the first quarter of 2009.  Continuing organic growth from existing sites and the addition of 65 new billing locations drove the increase in service revenues during the second quarter of 2009.

The Company reported a gross profit of $1.5 million in the second quarter of 2009 as compared to gross profit of $0.7 million for the preceding quarter, an improvement of $0.8 million.  The first quarter of 2009 represented the first time in FiberTower’s history in which gross profit was positive.  Gross profit or loss is calculated as service revenues less all cost of service revenues excluding impairment charges.

Operating expenses in the second quarter of 2009 decreased by $1.5 million or 5% compared to the first quarter of 2009.  Net income was $20.8 million for the second quarter of 2009 reflecting the recognition of a gain of $44.6 million on the early extinguishment of debt.  Net income in the first quarter of 2009 was $26.7 million and also reflected a gain on the early extinguishment of debt of $53.7 million.  Diluted net income per share for the second quarter ended June 30, 2009 was $0.14 compared to diluted net income per share of $0.18 for the first quarter of 2009.

On an Adjusted EBITDA basis, the loss in the second quarter of 2009 improved to $3.2 million as compared to a loss of $4.9 million in the first quarter of 2009.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation, gain on early extinguishment of debt and other income (expense).  The reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure, to net income (loss) is provided at the end of this news release.

Liquidity and Capital Resources

During the second quarter of 2009, the Company’s consolidated cash consumption was $35.6 million as compared to $29.1 million in the first quarter of 2009.  Excluding the impact of repurchasing debt in the second and first quarters, the Company’s consolidated cash consumption was $4.7 million and $5.8 million, respectively, representing an improvement of $1.1 million.

The Company repurchased $70.9 million of par value debt at an average price of approximately $43 per $100 of par value in the second quarter of 2009.  FiberTower spent $30.9 million, including accrued interest payments, on repurchasing debt in the second quarter of 2009 as compared to a total of $23.3 million in the first quarter of 2009.  The Company’s outstanding debt, including accretion, at June 30, 2009 was $304.5 million.

Capital expenditures for the second quarter of 2009 totaled $2.4 million compared to $2.3 million for the first quarter of 2009.  The majority of the capital investments made by

FiberTower in the second quarter were used towards adding incremental customers at existing sites as well as supporting future site builds.

Consolidated cash and cash equivalents at June 30, 2009 were $89.7 million, compared to $125.2 million at March 31, 2009.

“Over the past several quarters, we have improved our operational flexibility through continued high margin incremental revenue growth at our sites and aggressive cost management,” said Thomas Scott, Chief Financial Officer of FiberTower.  “We will continue to manage the business on those basic principles in support of new growth opportunities while responding appropriately to current market conditions.  Pursuant to this strategy, since we began to repurchase our debt in the open market in the first quarter of 2009, we have repurchased approximately $142 million par value of our debt for approximately $54 million including accrued and unpaid interest.  We anticipate using between $15 million to $20 million of cash for capital expenditures throughout the remainder of the year, but continue to have the ability to reduce the expenditure should market conditions warrant such an action.”

Conference Call Details

FiberTower has scheduled a conference call for Friday, August 7, 2009 at 11:30 a.m. Eastern Time to discuss 2009 second quarter results.  Please dial 480-629-9692 or 877-941-2930 and ask for the FiberTower call (ID #4124282) at least 10 minutes prior to the start time.  A telephonic replay of the call will be available through 11:59 p.m. Eastern Time on August 14th and may be accessed by dialing 303-590-3030 using the passcode ID #4124282.  An audio archive will also be available on FiberTower’s website at http://www.fibertower.com shortly after the call and will be accessible for approximately ninety days.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, master service agreements with nine U.S. wireless carriers, and partnerships with the largest tower operators in the U.S., FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Forward-Looking Statements

This news release includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, or SEC, in its rules, regulations and releases.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include statements regarding, among other things, our financial and business prospects, the deployment of our services, capital requirements, financing prospects, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans, expected cost savings associated with our reduction in workforce in 2008 and anticipated cash balances.  There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, among other things, negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Key Operating Metrics	2Q08	3Q08	4Q08	1Q09	2Q09

Billing Sites:
Billing Sites Added	237	146	33	27	5
Ending Billing Sites	2,584	2,730	2,763	2,790	2,795
Billing Sites / Sites Deployed	86%	88%	89%	89%	90%
Average Monthly Revenue/Site	$1,605	$1,679	$1,732	$1,767	$1,860

Billing Customer Locations:
Billing Customer Locations Added	779	553	264	171	65
Ending Billing Customer Locations	5,279	5,832	6,096	6,267	6,332
Collocation rate	2.04	2.14	2.21	2.25	2.27

Sites Deployed:
FiberTower Sites Constructed	98	87	24	1	-3
Ending Sites Deployed	3,009	3,096	3,120	3,121	3,118

Backlog:
Customer Location Backlog*	2,300		1,463		1,281

Billing Sites are installed sites from which we provide revenue-producing service(s) to customer(s).

Average Monthly Revenue/Site is the average monthly revenue per billing site.

Billing Customer Locations are carrier locations at which we currently provide revenue-producing service(s).  FiberTower billing sites could have multiple customer locations.

Collocation Rate is the number of customer locations per billing site.

Sites Deployed represents installed sites that are ready for the provision of services.  FiberTower sites can be located on cell towers, rooftops, or other points of bandwidth aggregation.

Customer Location Backlog is the number of sold customer locations not yet billing. (*Note that FiberTower reports backlog on a semi-annual basis.)

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Service revenues	$15,579	$11,868	$30,298	$21,574
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	14,096	16,180	28,134	32,401
Cost of service revenues - impairment of long-lived assets and other charges	62	8,617	165	13,433
Sales and marketing	455	1,656	1,448	3,581
General and administrative	5,120	4,691	11,159	10,963
Depreciation and amortization	7,004	6,698	14,027	11,818
Restructuring charges	97	5,524	201	5,524
Impairment of goodwill	—	—	—	86,093
Total operating expenses	26,834	43,366	55,134	163,813
Loss from operations	(11,255)	(31,498)	(24,836)	(142,239)
Other income (expense):
Interest income	73	1,333	227	3,674
Interest expense	(12,280)	(11,336)	(27,395)	(22,909)
Gain on early extinguishment of debt, net	44,577	—	98,248	—
Miscellaneous income, net	57	37	172	10
Total other income (expense), net	32,427	(9,966)	71,252	(19,225)
Income (loss) before income taxes	21,172	(41,464)	46,416	(161,464)
Income tax (provision) benefit	(381)	—	1,087	—
Net income (loss)	$20,791	$(41,464)	$47,503	$(161,464)

Net income (loss) per share attributable to common stockholders:
Basic	$0.14	$(0.27)	$0.31	$(1.08)
Diluted	$0.14	$(0.27)	$0.31	$(1.08)

Shares used in computing net income (loss) per share:
Basic	147,198	144,286	146,972	144,165
Diluted	148,929	144,286	147,446	144,165

FIBERTOWER CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except par value)

	June 30, 2009	December 31, 2008
Assets:
Current assets:
Cash and cash equivalents	$89,660	$154,357
Accounts receivable, net of allowances of $52 and $37 at June 30, 2009 and December 31, 2008, respectively	6,294	6,652
Prepaid expenses and other current assets	1,979	2,845
Total current assets	97,933	163,854
Property and equipment, net	227,212	236,585
FCC licenses	287,495	287,495
Debt issuance costs, net	5,798	9,599
Intangible and other long-term assets, net	4,023	3,936
Total assets	$622,461	$701,469

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,528	$3,826
Accrued compensation and related benefits	2,704	2,052
Accrued interest payable	3,829	4,628
Other accrued liabilities	1,862	1,984
Current portion of accrued restructuring costs	1,217	1,342
Total current liabilities	11,140	13,832
Other liabilities	2,083	1,419
Deferred rent	6,849	6,175
Asset retirement obligations	4,296	4,048
Long-term accrued restructuring costs, net of current portion	2,007	2,436
Convertible senior secured notes	304,522	430,317
Deferred tax liability	71,904	73,372
Total liabilities	402,801	531,599
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 400,000 shares authorized, 151,289 and 150,520 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	151	151
Additional paid-in capital	796,382	794,095
Accumulated deficit	(576,873)	(624,376)
Total stockholders’ equity	219,660	169,870
Total liabilities and stockholders’ equity	$622,461	$701,469

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2009	2008
Operating activities
Net income (loss)	$47,503	$(161,464)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	14,027	11,818
Gain on early extinguishment of debt, net	(98,248)	—
Non-cash payment-in-kind of interest	18,213	—
Accretion of convertible notes	9,517	7,113
Accretion of investments in debt securities	—	(655)
Accretion of asset retirement obligations	247	209
Amortization of debt issuance costs	649	1,115
Stock-based compensation	2,274	3,136
Loss on disposal of equipment	2	170
Impairment of long-lived assets and other charges	165	13,433
Restructuring charges	201	4,993
Impairment of goodwill	—	86,093
Income tax (benefit)	(1,087)	—
Net changes in operating assets and liabilities:
Accounts receivable, net	358	(844)
Prepaid expenses and other current assets	866	(326)
Other long-term assets	(236)	(277)
Accounts payable	(2,298)	(7,537)
Accrued compensation and related benefits	652	77
Accrued interest payable	(799)	(101)
Other accrued liabilities and deferred rent	134	188
Net cash (used) in operating activities	(7,860)	(42,859)
Investing activities
Maturities of restricted cash	—	18,207
Purchase of property and equipment	(4,657)	(26,523)
Cash (used) in investing activities	(4,657)	(8,316)
Financing activities
Cash paid for par value on convertible notes repurchased	(52,180)	—
Proceeds from exercise of stock options	—	246
Cash (used) provided by financing activities	(52,180)	246
Net decrease in cash and cash equivalents	(64,697)	(50,929)
Cash and cash equivalents at beginning of period	154,357	223,330

Cash and cash equivalents at end of period	$89,660	$172,401

Supplemental Disclosures
Cash paid for interest	$1,970	$18,124

Reconciliation of Non-GAAP Financial Measures:

This news release includes the use of adjusted EBITDA, which is a non-GAAP financial measure management uses to monitor the financial performance of the Company’s operations.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in its decision-making processes relating to the operation of the Company’s business.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation, gain on early extinguishment of debt and other income (expense).  Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow used in operating activities as determined in accordance with GAAP, as a measure of performance or liquidity.  In addition, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, the Company’s reported financial results as determined in accordance with GAAP.  The following table shows the calculation of the Company’s total Adjusted EBITDA reconciled to net income (loss).

	Three months ended
	6/30/09	3/31/09	6/30/08

Net income (loss)	$20,791	$26,712	$(41,464)
Depreciation and amortization	7,004	7,023	6,698
Stock-based compensation	873	1,401	911
Impairment of long-lived assets and other charges	62	103	8,617
Restructuring charges	97	104	5,524
Interest income	(73)	(154)	(1,333)
Interest expense	12,280	15,115	11,336
Gain on early extinguishment of debt, net	(44,577)	(53,671)	—
Miscellaneous (income), net	(57)	(115)	(37)
Income tax provision (benefit)	381	(1,468)	—

Adjusted EBITDA	$(3,219)	$(4,950)	$(9,748)

	Six months ended
	6/30/09	6/30/08

Net income (loss)	$47,503	$(161,464)
Depreciation and amortization	14,027	11,818
Stock-based compensation	2,274	3,136
Impairment of long-lived assets and other charges	165	13,433
Restructuring charges	201	5,524
Impairment of goodwill	—	86,093
Interest income	(227)	(3,674)
Interest expense	27,395	22,909
Gain on early extinguishment of debt, net	(98,248)	—
Miscellaneous (income), net	(172)	(10)
Income tax (benefit)	(1,087)	—

Adjusted EBITDA	$(8,169)	$(22,235)